UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
October 28, 2010

EASTMAN CHEMICAL COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12626	62-1539359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 South Wilcox Drive, Kingsport, TN	37662
(Address of Principal Executive Offices)	(Zip Code)

(423) 229-2000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EASTMAN CHEMICAL COMPANY - EMN

Item 2.02 Results of Operations and Financial Condition

On October 28, 2010, the registrant publicly released its financial results for third quarter 2010.  The full text of the release is furnished as Exhibit 99.01 to this Form 8-K, and is incorporated herein by reference.  This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.05 Costs Associated with Exit or Disposal Activities

On October 23, 2010, the Company entered into a definitive agreement with DAK Americas, LLC, to sell the polyethylene terephthalate ("PET") business and related assets at the Columbia, South Carolina site and technology of its Performance Polymers segment. The text of the release announcing entry into this definitive agreement is filed as Exhibit 99.02 to this Form 8-K, and is incorporated herein by reference.

In conjunction with the sale of the Performance Polymers PET business, the Company on October 23, 2010 approved a restructuring plan to reduce costs and will recognize employee severance restructuring charges in fourth quarter 2010, estimated to be between $20 and $25 million, which will result in future cash expenditures.

Item 9.01 Financial Statements and Exhibits:

(d) Exhibits

The following exhibits are furnished pursuant to Item 9.01:

99.01 Public release by the registrant on October 28, 2010 of third quarter 2010 financial results.

99.02 Public release by the registrant on October 25, 2010 announcing the definitive agreement to sell the PET business and related assets and technology of the Performance Polymers segment.

EASTMAN CHEMICAL COMPANY - EMN

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Eastman Chemical Company
By: _/s/ Scott V. King_____________________ Scott V. King Vice President, Controller and Chief Accounting Officer
Date: October 28, 2010